Driven Brands Holdings Inc. Reports Third Quarter 2025 Results
--Take 5 segment revenue increases 14% with same store sales growth of 7%--
--19th consecutive quarter of growth in same store sales--
--Net leverage ratio improves to 3.8x Adjusted EBITDA--
--Narrows fiscal year 2025 outlook ranges--
Charlotte, N.C. (November 4, 2025) - Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or the “Company”) today reported financial results for the third quarter ending September 27, 2025.
For the third quarter, Driven Brands delivered revenue of $535.7 million, an increase of 6.6% versus the prior year. System-wide sales increased 4.7% to $1.6 billion, driven by a 2.8% increase in same store sales and 3.5% increase in store count versus the prior year.
Net income from continuing operations was $60.9 million or $0.37 per diluted share versus a net loss from continuing operations of $11.5 million or $(0.07) per diluted share in the prior year. Adjusted Net Income1 was $56.2 million or $0.34 per diluted share versus $38.1 million or $0.23 per diluted share in the prior year. Adjusted EBITDA1 was $136.3 million, an increase of $4.3 million versus the prior year.
“Driven Brands delivered another strong quarter, highlighted by continued growth in our Take 5 business,” said Danny Rivera, President and Chief Executive Officer. “Same store sales increased for the 19th consecutive quarter, with high single-digit growth in Take 5 driving solid gains in revenue, adjusted EBITDA and adjusted earnings per share.”

“As we look to the balance of the year, our narrowed fiscal 2025 outlook reflects continued execution of our Growth and Cash strategy - with expansion from Take 5 Oil Change, reliable cash generation from our franchise and car wash segments, and ongoing progress reducing leverage. While the consumer environment remains dynamic, our resilient, needs-based model and disciplined focus on execution position us well to continue delivering long-term shareholder value,” Rivera concluded.
Third Quarter 2025 Key Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count	Same Store Sales[2]	Revenue (in millions)	Adjusted EBITDA (in millions)
Take 5	$411.6	1,282	6.8%	$306.4	$107.3
Franchise Brands	1,091.6	2,676	0.7%	75.3	49.7
Car Wash	51.4	717	3.9%	54.1	15.0
Corporate and Other	70.8	213	N/A	99.9	(35.8)
Total	$1,625.4	4,888	2.8%	$535.7	$136.3
Note: Certain columns may not add due to rounding.

Capital and Liquidity
The Company ended the third quarter with a net leverage ratio of 3.8x Adjusted EBITDA and total liquidity of $755.7 million consisting of $162.0 million in cash and cash equivalents and $593.7 million of undrawn capacity on its variable funding securitization senior notes and revolving credit facility. This did not include the additional $135.0 million Series 2022 Class A-1 Notes that expand the Company’s variable funding note borrowing capacity if the Company elects to exercise them, assuming certain conditions continue to be met.
Seller Note Divestiture and Debt Refinancing
As disclosed previously, on July 25, 2025, Driven Brands divested the seller note received in connection with the sale of the former U.S. car wash business for $113.0 million in cash proceeds. Net proceeds were used to pay off all outstanding term loan principal as well as $65.0 million of the drawn balance on its revolving credit facility.
On October 20, 2025, as previously disclosed, the Company completed an offering by certain of its subsidiaries for $500 million of Series 2025 Class A-2 senior notes maturing in October 2055, with an anticipated repayment date in October 2030. Proceeds from the notes, combined with funding from the Company’s revolving credit facility, were primarily used to repay the Company’s 2019-1 and 2022-1 Fixed Rate Senior Secured Notes.
Fiscal Year 2025 Outlook
The Company narrowed its financial outlook for fiscal year ending December 27, 2025, as follows:

2025 Outlook
Revenue	~$2.10 - $2.12 billion
Adjusted EBITDA[1]	~$525 - $535 million
Adjusted Diluted EPS[1]	~$1.23 - $1.28
The Company now expects same store sales growth at the low end of its original range of 1% to 3%; and continues to expect net store growth of approximately 175 to 200.

Note: 2025 Outlook excludes the impact of any potential M&A and divestitures other than the completed sale of the U.S. car wash business.
1 Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein.
2 The Company does not provide same store sales results for Corporate and Other as it is a non-reportable segment. The same store sales results for any applicable businesses within Corporate and Other are included in the Company’s overall same store sales results.

Conference Call
Driven Brands will host a conference call to discuss third quarter 2025 results today, Tuesday, November 4, 2025, at 8:30 a.m. ET. The call will be available by webcast and can be accessed by visiting Driven Brands’ Investor Relations website at investors.drivenbrands.com. A replay of the call will be available for at least three months.

About Driven Brands
Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in North America, providing a range of consumer and commercial automotive services, including paint, collision, glass, vehicle repair, oil change, maintenance and car wash. Driven Brands is the parent company of some of North America’s leading automotive service businesses including Take 5 Oil Change®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, Auto Glass Now®, and CARSTAR®. Driven Brands has approximately 4,900 locations across the United States and 13 other countries, and services tens of millions of vehicles annually. Driven Brands’ network generates approximately $2.1 billion in annual revenue from approximately $6.3 billion in system-wide sales.

Disclosure Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this Press Release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, trends, plans, objectives of management, impact of accounting standards and outlook, impairments, and expected market growth are forward-looking statements. In particular, forward-looking statements include, among other things, statements relating to: (i) potential post-closing obligations and liabilities relating to the sale of our U.S. car wash business; (ii) the current geopolitical environment, including the impact, both direct and indirect, of government actions, such as proposed and enacted tariffs and governmental shutdowns; (iii) our strategy, outlook, and growth prospects; (iv) our operational and financial targets and dividend policy; (v) general economic trends and trends in the industry and markets; (vi) the risks and costs associated with the integration of, and or ability to integrate, our stores and business units successfully; (vii) the proper application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments; and (viii) the competitive environment in which we operate. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2024 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Contacts

Shareholder/Analyst inquiries: Media inquiries:
Steve Alexander Taylor Blanchard
stephen.alexander@drivenbrands.com taylor.blanchard@drivenbrands.com
(972) 467-6180 (704) 644-8129

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
(in thousands, except per share amounts)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net revenue:
Franchise royalties and fees	$50,824	$49,475	$144,714	$144,549
Company-operated store sales	331,259	298,798	978,670	884,944
Independently-operated store sales	51,410	49,959	189,841	163,286
Advertising contributions	27,883	26,823	80,249	75,804
Supply and other revenue	74,308	77,284	209,361	234,544
Total net revenue	535,684	502,339	1,602,835	1,503,127
Operating Expenses:
Company-operated store expenses	193,129	177,510	565,391	525,529
Independently-operated store expenses	30,178	29,382	104,713	90,693
Advertising expenses	27,884	26,823	80,249	75,804
Supply and other expenses	42,552	35,779	116,939	112,531
Selling, general, and administrative expenses	145,177	149,789	471,347	393,418
Depreciation and amortization	34,828	33,418	102,883	97,358
Total operating expenses	473,748	452,701	1,441,522	1,295,333
Operating income	61,936	49,638	161,313	207,794
Other expenses, net:
Interest expense, net	23,603	43,674	91,496	119,241
Foreign currency transaction (gain) loss, net	(5,419)	765	(17,406)	5,767
Loss on debt extinguishment	4,549	205	4,549	205
Other expenses, net	22,733	44,644	78,639	125,213
Income before taxes from continuing operations	39,203	4,994	82,674	82,581
Income tax (benefit) expense	(21,659)	16,474	(7,487)	45,292
Net income (loss) from continuing operations	$60,862	$(11,480)	$90,161	$37,289
Gain on sale of discontinued operations, net of tax	—	—	37,367	—
Net loss from discontinued operations, net of tax	—	(3,467)	(13,596)	(17,816)
Net income (loss)	$60,862	$(14,947)	$113,932	$19,473

Basic earnings (loss) per share:
Continuing Operations	$0.37	$(0.07)	$0.55	$0.23
Discontinued Operations	—	(0.02)	0.14	(0.11)
Net basic earnings (loss) per share	$0.37	$(0.09)	$0.69	$0.12

Diluted earnings (loss) per share:
Continuing Operations	$0.37	$(0.07)	$0.55	$0.23
Discontinued Operations	—	(0.02)	0.14	(0.11)
Net diluted earnings (loss) per share	$0.37	$(0.09)	$0.69	$0.12

Weighted average shares outstanding
Basic	163,900	159,804	162,434	159,743
Diluted	165,124	159,804	163,686	160,713

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share amounts)	September 27, 2025	December 28, 2024
Assets
Current assets:
Cash and cash equivalents	$162,028	$149,573
Restricted cash	335	358
Accounts and notes receivable, net	188,208	177,654
Inventory	65,195	66,539
Prepaid and other assets	35,178	37,841
Income tax receivable	16,025	14,294
Advertising fund assets, restricted	63,617	49,716
Assets held for sale	54,540	77,616
Current assets of discontinued operations	—	83,847
Total current assets	585,126	657,438
Other assets	120,802	125,422
Property and equipment, net	758,874	711,505
Operating lease right-of-use assets	570,213	524,442
Deferred commissions	7,589	7,246
Intangibles, net	655,792	665,896
Goodwill	1,445,383	1,403,056
Deferred tax assets	9,151	8,206
Non-current assets of discontinued operations	—	1,158,576
Total assets	$4,152,930	$5,261,787
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$89,355	$85,843
Accrued expenses and other liabilities	226,515	193,638
Income tax payable	13,190	6,860
Current portion of long-term debt	277,770	32,232
Income tax receivable liability	22,674	22,676
Advertising fund liabilities	18,644	22,030
Current liabilities of discontinued operations	—	70,616
Total current liabilities	648,148	433,895
Long-term debt	1,936,610	2,656,308
Deferred tax liabilities	72,249	87,485
Operating lease liabilities	541,110	491,282
Income tax receivable liability	110,907	110,935
Deferred revenue	29,641	31,314
Long-term accrued expenses and other liabilities	20,775	20,122
Non-current liabilities of discontinued operations	—	823,112
Total liabilities	3,359,440	4,654,453
Preferred Stock $0.01 par value; 100,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 900,000,000 shares authorized: and 164,454,218 and 163,842,248 shares outstanding; respectively	1,645	1,638
Additional paid-in capital	1,725,174	1,699,851
Accumulated deficit	(888,651)	(1,002,583)
Accumulated other comprehensive loss	(44,678)	(91,572)
Total shareholders’ equity	793,490	607,334
Total liabilities and shareholders' equity	$4,152,930	$5,261,787

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
(in thousands)	September 27, 2025	September 28, 2024
Net income	$113,932	$19,473
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	105,109	131,219
Share-based compensation expense	28,269	35,641
(Gain) loss on foreign denominated transactions	(21,560)	8,744
Loss (gain) on foreign currency derivatives	4,154	(2,977)
(Gain) loss on sale and disposal of businesses, fixed assets, and sale leaseback transactions	(21,560)	32,998
Loss on fair value of Seller Note	17,000	—
Reclassification of interest rate hedge to income	(5,980)	(1,560)
Bad debt expense	13,275	5,759
Asset impairment charges and lease terminations	19,747	15,008
Amortization of deferred financing costs and bond discounts	7,441	7,240
Amortization of cloud computing	15,190	3,436
(Benefit) provision for deferred income taxes	(36,628)	13,571
Loss on extinguishment of debt	4,549	205
Other, net	(2,500)	3,219
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable, net	(30,866)	(37,752)
Inventory	2,657	1,337
Prepaid and other assets	2,242	7,648
Advertising fund assets and liabilities, restricted	(14,845)	(4,209)
Other assets	(18,210)	(63,015)
Deferred commissions	(343)	642
Deferred revenue	(1,679)	1,248
Accounts payable	(533)	11,504
Accrued expenses and other liabilities	39,296	27,359
Income tax receivable	16,588	(8,230)
Cash provided by operating activities	234,745	208,508
Cash flows from investing activities:
Capital expenditures	(167,384)	(219,307)
Cash used in business acquisitions, net of cash acquired	(8,112)	(2,759)
Proceeds from sale leaseback transactions	35,279	17,944
Proceeds from Seller Note	113,000	—
Proceeds from sale or disposal of businesses and fixed assets	277,062	255,548
Cash provided by (used in) investing activities	249,845	51,426
Cash flows from financing activities:
Payment of debt extinguishment and issuance costs	(1,414)	(9,646)
Proceeds from the issuance of long-term debt	—	274,794
Repayment of long-term debt	(370,915)	(422,492)
Proceeds from revolving lines of credit and short-term debt	121,000	46,000
Repayment of revolving lines of credit and short-term debt	(236,000)	(71,000)
Repayment of principal portion of finance lease liability	(3,581)	(4,301)
Payment of Tax Receivable Agreement	—	(38,374)
Acquisition of non-controlling interest	—	(644)
Tax obligations for share-based compensation	(3,907)	(998)
Cash used in financing activities	(494,817)	(226,661)

Effect of exchange rate changes on cash	4,709	71
Net change in cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted	(5,518)	33,344
Cash and cash equivalents, beginning of period	169,954	176,522
Cash included in advertising fund assets, restricted, beginning of period	38,930	38,537
Restricted cash, beginning of period	358	657
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, beginning of period	209,242	215,716
Cash and cash equivalents, end of period	162,028	204,181
Cash included in advertising fund assets, restricted, end of period	41,361	40,465
Restricted cash, end of period	335	4,414
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, end of period	$203,724	$249,060

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Non-GAAP Financial Measures in Outlook

Driven Brands includes Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted Earnings per Share (“Adjusted EPS”) in the Company’s Fiscal Year 2025 Outlook. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and have not been reconciled to the most comparable GAAP financial measures because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the SEC.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted Net Income and Adjusted EPS are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income attributable to Driven Brands common stockholders and diluted earnings per share attributable to Driven Brands common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted EPS afford investors a view of what management considers to be Driven Brands’ core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.
The tables below reflect the calculation of Adjusted Net Income and Adjusted Earnings Per Share for the three and nine months ended September 27, 2025, compared to the three and nine months ended September 28, 2024.

Net Income to Adjusted Net Income and Adjusted Earnings Per Share (Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands, except per share data)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net income (loss) from continuing operations	$60,862	$(11,480)	$90,161	$37,289
Adjustments:
Acquisition related costs(a)	(214)	(393)	784	1,572
Non-core items and project costs, net(b)	18,557	6,424	32,770	16,166
Cloud computing amortization(c)	6,055	1,022	15,191	3,436
Share-based compensation expense(d)	5,191	12,798	28,269	35,641
Foreign currency transaction (gain) loss, net(e)	(5,419)	765	(17,406)	5,767
Asset sale leaseback (gain) loss, net, impairment, notes receivable loss, and closed store expenses(f)	9,907	29,036	63,387	36,213
Loss on debt extinguishment (g)	4,549	205	4,549	205
Amortization related to acquired intangible assets(h)	4,295	5,375	13,482	17,713
Acceleration of interest rate hedge(i)	(4,422)	—	(4,422)	—
Valuation allowance for deferred tax asset(j)	(34,275)	7,032	(31,841)	8,287
Adjusted net income before tax impact of adjustments	65,086	50,784	194,924	162,289
Tax impact of adjustments(k)	(8,891)	(12,703)	(35,410)	(23,818)
Adjusted net income from continuing operations	$56,195	$38,081	$159,514	$138,471

Basic earnings (loss) per share from continuing operations	$0.37	$(0.07)	$0.55	$0.23
Diluted earnings (loss) per share from continuing operations	$0.37	$(0.07)	$0.55	$0.23

Adjusted basic earnings per share from continuing operations(1)	$0.34	$0.23	$0.97	$0.85
Adjusted diluted earnings per share from continuing operations(1)	$0.34	$0.23	$0.97	$0.85

Weighted average shares outstanding
Basic	163,900	159,804	162,434	159,743
Diluted	165,124	159,804	163,686	160,713

Weighted average shares outstanding for Adjusted Net Income
Basic	163,900	159,804	162,434	159,743
Diluted	165,124	161,113	163,686	160,713
(1)Adjusted Earnings Per Share is calculated under the two-class method. Under the two-class method, adjusted earnings per share is calculated using adjusted net income attributable to common shares, which is derived by reducing adjusted net income by the amount attributable to participating securities. Adjusted Net Income attributable to participating securities used in the basic earnings per share calculations was less than $1 million and $1 million for the three and nine months ended September 27, 2025, respectively, and $1 million and $3 million for the three and nine months ended September 28, 2024, respectively. Adjusted Net Income attributable to participating securities used in the diluted earnings per share calculation was less than $1 million for the three and nine months ended September 27, 2025 and September 28, 2024.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Driven Brand’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

Please see the company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, filed with the SEC on February 26, 2025, for additional information on Adjusted EBITDA. The tables below reflect the calculation of Adjusted EBITDA for the three and nine months ended September 27, 2025, compared to the three and nine months ended September 28, 2024.

Net Income to Adjusted EBITDA Reconciliation (Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net income (loss) from continuing operations	$60,862	$(11,480)	$90,161	$37,289
Income tax (benefit) expense	(21,659)	16,474	(7,487)	45,292
Interest expense, net	23,603	43,674	91,496	119,241
Depreciation and amortization	34,828	33,418	102,883	97,358
EBITDA	97,634	82,086	277,053	299,180
Acquisition related costs(a)	(214)	(393)	784	1,572
Non-core items and project costs, net(b)	18,557	6,424	32,770	16,166
Cloud computing amortization(c)	6,055	1,022	15,191	3,436
Share-based compensation expense(d)	5,191	12,798	28,269	35,641
Foreign currency transaction (gain) loss, net(e)	(5,419)	765	(17,406)	5,767
Asset sale leaseback (gain) loss, net, impairment, notes receivable loss, and closed store expenses(f)	9,907	29,036	63,387	36,213
Loss on debt extinguishment(g)	4,549	205	4,549	205
Adjusted EBITDA	$136,260	$131,943	$404,597	$398,180

Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share Footnotes
(a)Consists of acquisition costs as reflected within the consolidated statements of operations, including legal, consulting and other fees, and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. As acquisitions occur in the future, we expect to incur similar costs and, under U.S. GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.
(b)Consists of discrete items and project costs, including third-party professional costs associated with strategic transformation initiatives as well as non-recurring payroll-related costs and non-ordinary course legal settlements.
(c)Includes non-cash amortization expenses relating to cloud computing arrangements.
(d)Represents non-cash share-based compensation expense.
(e)Represents foreign currency transaction (gains) losses, net that primarily related to the remeasurement of our intercompany loans as well as gains and losses on cross currency swaps.
(f)Consists of the following items (i) (gains) losses, net on sale leasebacks, disposal of assets, or sale of business; (ii) net losses (gains) on sale for assets held for sale; (iii) impairment of certain fixed assets and operating lease right-of-use assets related to closed and underperforming locations, lease exit costs and other costs associated with stores that were closed prior to the respective lease termination dates; and (iv) loss on fair value of the Seller Note.
(g)Represents charges incurred related to the Company’s full repayment of the Term Loan in conjunction with the sale of the U.S. Car Wash business in the current year and charges incurred related to the Company’s partial repayment of Senior Secured Notes in conjunction with the sale of its Canadian distribution business in the prior year.
(h)Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the consolidated statement of operations.
(i)Consists of the accelerated amortization of an interest rate hedge associated with the Series 2022-1 Senior Securitization Notes, which was refinanced in October 2025.
(j)Represents valuation allowances on income tax carryforwards in certain domestic jurisdictions that are not more likely than not to be realized.
(k)Represents the tax impact of adjustments associated with the reconciling items between net income from continuing operations and Adjusted Net Income, excluding the provision for uncertain tax positions and valuation allowance for certain deferred tax assets. To determine the tax impact of the deductible reconciling items, we utilized statutory income tax rates ranging from 9% to 36% depending upon the tax attributes of each adjustment and the applicable jurisdiction.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Three Months Ended		Nine Months Ended
(in thousands)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Take 5	$107,307	$93,287	$316,378	$280,583
Franchise Brands	49,734	50,196	139,560	151,989
Car Wash	15,030	16,000	66,715	56,200
Corporate and Other	(35,811)	(27,540)	(118,056)	(90,592)
Adjusted EBITDA	$136,260	$131,943	$404,597	$398,180

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
ADDITIONAL INFORMATION ON KEY PERFORMANCE INDICATORS (UNAUDITED)

	Three Months Ended September 27, 2025
(in thousands)	Take 5	Franchise Brands	Car Wash	Corporate and Other	Total
System-wide Sales
Franchise stores	$155,871	$1,086,892	$—	$—	$1,242,763
Company-operated stores	255,749	4,720	—	70,790	331,259
Independently operated stores	—	—	51,410	—	51,410
Total System-wide Sales	$411,620	$1,091,612	$51,410	$70,790	$1,625,432

Store Count (in whole numbers)
Franchise stores	502	2,663	—	—	3,165
Company-operated stores	780	13	—	213	1,006
Independently operated stores	—	—	717	—	717
Total Store Count	1,282	2,676	717	213	4,888

	Three Months Ended September 28, 2024
(in thousands)	Take 5	Franchise Brands	Car Wash	Corporate and Other	Total
System-wide Sales
Franchise stores	$118,846	$1,084,819	$—	$—	$1,203,665
Company-operated stores	231,021	4,674	—	63,103	298,798
Independently operated stores	—	—	49,959	—	49,959
Total System-wide Sales	$349,867	$1,089,493	$49,959	$63,103	$1,552,422

Store Count (in whole numbers)
Franchise stores	425	2,653	—	—	3,078
Company-operated stores	695	13	—	216	924
Independently operated stores	—	—	719	—	719
Total Store Count	1,120	2,666	719	216	4,721

	Nine Months Ended September 27, 2025
(in thousands)	Take 5	Franchise Brands	Car Wash	Corporate and Other	Total
System-wide Sales
Franchise stores	$441,678	$3,186,848	$—	$—	$3,628,526
Company-operated stores	763,998	13,366	—	201,306	978,670
Independently operated stores	—	—	189,841	—	189,841
Total System-wide Sales	$1,205,676	$3,200,214	$189,841	$201,306	$4,797,037

Store Count (in whole numbers)
Franchise stores	502	2,663	—	—	3,165
Company-operated stores	780	13	—	213	1,006
Independently operated stores	—	—	717	—	717
Total Store Count	1,282	2,676	717	213	4,888

	Nine Months Ended September 28, 2024
(in thousands)	Take 5	Franchise Brands	Car Wash	Corporate and Other	Total
System-wide Sales
Franchise stores	$340,424	$3,252,714	$—	$—	$3,593,138
Company-operated stores	682,701	14,286	—	187,957	884,944
Independently operated stores	—	—	163,286	—	163,286
Total System-wide Sales	$1,023,125	$3,267,000	$163,286	$187,957	$4,641,368

Store Count (in whole numbers)
Franchise stores	425	2,653	—	—	3,078
Company-operated stores	695	13	—	216	924
Independently operated stores	—	—	719	—	719
Total Store Count	1,120	2,666	719	216	4,721